                                  SCHEDULE 14A

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

     Filed by the Registrant [X]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

     [X] Preliminary Proxy Statement.       [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2)).

     [ ] Definitive Proxy Statement.

     [ ] Definitive Additional Materials.

     [ ] Soliciting Material Pursuant to Section 240.14a-11(c) or
         Section 240.14a-12

                                   JAWZ Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     1)  Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     2)  Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     4)  Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     5)  Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

--------------------------------------------------------------------------------

     2)  Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     3)  Filing Party:

--------------------------------------------------------------------------------

     4)  Date Filed:

--------------------------------------------------------------------------------

                                    JAWZ INC.

                          12 CONCORDE PLACE, SUITE 900
                        TORONTO, ONTARIO, CANADA M3C 3T1

                  NOTICE OF 2001 ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON JUNE 29, 2001

         The 2001 Annual Meeting of Stockholders of JAWZ Inc. (the "Company") will be held at the Company's head office at 12 Concorde Place, Suite 900, Toronto, Ontario, Canada, M3C 3T1, on Friday, June 29, 2001 at 10:00 a.m., local time, to consider and act upon the following matters:

         1. To consider and vote upon a proposal to approve the minutes of the 2000 Annual Meeting of Stockholders;

         2. To elect five directors to serve until the next Annual Meeting of Stockholders;

         3. To consider and vote upon a proposal to ratify the selection by the board of directors of Ernst & Young LLP as the independent auditors of the Company for the fiscal year ending December 31, 2001; and

         4. To transact such other business as may properly come before the meeting or any adjournment thereof.

         Stockholders of record at the close of business on May 17, 2001 are entitled to notice of and to vote at the meeting. A list of stockholders eligible to vote at the Annual Meeting will be available for examination by any stockholder who is present at the Annual Meeting and at the principal place of business of the Company at Suite 400, 630 - 8th Avenue, S.W., Calgary, Alberta, T2P 1G6, during ordinary business hours during the ten day period prior to the Annual Meeting for any purpose germane to the meeting. The stock transfer books of the Company will remain open for the purchase and sale of the Company's common stock, par value $.001 per share. All stockholders are cordially invited to attend the meeting.

                                          By Order of the Board of Directors

                                          Vikki Robinson, Secretary

Calgary, Alberta
Canada

May -, 2001



         WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND PROMPTLY MAIL IT IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR

SHARES AT THE MEETING. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES.

                                    JAWZ INC.

                          12 CONCORDE PLACE, SUITE 900
                        TORONTO, ONTARIO, CANADA M3C 3T1

           PROXY STATEMENT FOR THE 2001 ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON JUNE 29, 2001

         This Proxy Statement is furnished in connection with the solicitation of proxies by the board of directors of JAWZ Inc. (the "Company") for use at the 2001 Annual Meeting of Stockholders to be held on June 29, 2001 and at any adjournment or adjournments of that meeting (the "Annual Meeting"). All proxies will be voted in accordance with the instructions contained therein, and if no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before it is exercised by delivery of written revocation to the Secretary of the Company.

         The Company's Annual Report for the year ended December 31, 2000, is being mailed to stockholders with the mailing of this Notice of Meeting and Proxy Statement on or about May 28, 2001.

VOTING SECURITIES AND VOTES REQUIRED

         On May 17, 2001, the record date for the determination of stockholders entitled to notice of and to vote at the meeting, there were outstanding and entitled to vote an aggregate of 10,535,579 shares of common stock of the Company, par value $0.001 per share ("Common Stock"), one share of special series A preferred voting stock (the "Special Series A Preferred Voting Stock"), having a par value of $0.001 per share and one share of special series B preferred voting stock (the "Special Series B Preferred Voting Stock"), having a par value of $0.001 per share. Each share of Common Stock is entitled to one vote, the one share of Special Series A Preferred Voting Stock is entitled to a number of votes equal to the number of outstanding exchangeable shares of the Company's subsidiary, JAWS Acquisition Corp., an Alberta corporation ("JAC"), which are not owned by the Company or an entity controlled by the Company, and the one share of Special Series B Preferred Voting Stock is entitled to a number of votes equal to the number of outstanding exchangeable shares of the Company's subsidiary, JAWS Acquisition Canada Corp., an Alberta corporation ("JACC"), which are not owned by the Company or an entity controlled by the Company. On May 17, 2001, (the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting), there were 39,532 exchangeable shares of JAC outstanding that were not owned by the Company or an entity controlled by the Company and there were 10,207exchangeable shares of JACC outstanding that were not owned by the Company or an entity controlled by the Company. Accordingly, an aggregate of 10,638,318 votes may be cast on the matters set forth in the Notice of Annual Meeting (consisting of 10,535,579 that may be cast in respect of the Common Stock and 149,739 votes that may be cast in respect of the share of Special Series A Preferred Voting Stock and Special Series B Preferred Voting Stock). Holders of shares of Common Stock and the holder of the Special Series A Preferred Voting Stock and Special Series B Voting Stock are to vote together as a single class on all matters submitted to the Company's stockholders for approval, including the proposed amendments.

         Under the Company's Bylaws, the holders of a majority of the voting power of the oustanding shares of capital stock of the Company entitled to vote at the meeting (including the shares represented by the Special Series A Preferred Voting Stock and the Special Series B Preferred Voting Stock) shall constitute a quorum with respect to the Annual Meeting. Stockholders holding shares of capital stock of the Company who are present in person or represented by proxy (including stockholders who abstain from voting their shares or who do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum is present.

         The affirmative vote of the holders of a majority of the outstanding capital stock of the Company (including the shares of Common Stock and the shares represented by the Special Series A Preferred Voting Stock and the Special Series B Preferred Voting Stock) entitled to vote on each of the amendments is required for each of the amendments of the certificate of incorporation of the Company.

         Stockholders who abstain from voting as to a particular matter, and shares held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of such matter. Accordingly, abstentions and "broker non-votes" will have the effect of a vote "No" on the particular matter.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information, as of March 31, 2001, with respect to any person (including any "group," as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) who is known to the Company to be the beneficial owner of more than five percent of any class of the Company's voting securities, and as to those shares of the Company's equity securities beneficially owned by each of its directors, the executive officers of the Company and all of its directors and executive officers as a group. Unless otherwise specified in the table below, such information, other than information with respect to the directors and officers of the Company, is based on a review of statements filed, with the Securities and Exchange Commission (the "Commission") pursuant to Sections 13(d), 13(f), and 13(g) of the Exchange Act with respect to the Company's Common Stock. As of March 31, 2001, there were 58,601,266 shares of Common Stock outstanding, 1,614,821 shares of Common Stock reserved for issuance to holders of JAC exchangeable shares and 3,213,220 shares of Common Stock reserved for issuance to holders of JACC exchangeable shares.

         The number of shares of Common Stock beneficially owned by each person is determined under the rules of the Commission and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which such person has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days after March 31, 2001 through the exercise of any stock option, warrant or other right. Unless otherwise indicated, each person has sole investment and voting power (or shares such power with his or her spouse) with respect to the shares set forth in the following table. The inclusion herein of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares.

(ALL OF THE NUMBERS IN THE TABLE BELOW ARE CALCULATED AS OF MARCH 31, 2001 AND ARE PRE-REVERSE SPLIT)

-------------------------------------------------------------------------------------------------------
                                                       NUMBER OF SHARES                     PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNER (1)              BENEFICIALLY OWNED                     CLASS (13)
-------------------------------------------------------------------------------------------------------
Robert J. Kubbernus (2)                                    2,717,250                           4.6%
-------------------------------------------------------------------------------------------------------
Julia L. Johnson (3)                                         305,408                           0.5%
-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------
                                                       NUMBER OF SHARES                     PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNER (1)              BENEFICIALLY OWNED                     CLASS (13)
-------------------------------------------------------------------------------------------------------
Arthur Wong (4)                                              313,208                             0.5%
-------------------------------------------------------------------------------------------------------
Riaz Mamdani (5)                                           1,514,422                             2.6%
-------------------------------------------------------------------------------------------------------
Dr. James Canton (6)                                         200,000                             0.3%
-------------------------------------------------------------------------------------------------------
John S. Burns (7)                                            200,000                             0.3%
-------------------------------------------------------------------------------------------------------
Raghu Kilambi (8)                                             50,000                               -
-------------------------------------------------------------------------------------------------------
Robert Mahood (9)                                            388,105                             0.7%
-------------------------------------------------------------------------------------------------------
Peter Labrinos (10)                                          402,920                             0.7%
-------------------------------------------------------------------------------------------------------
Greg Surbey                                                    5,900                               -
-------------------------------------------------------------------------------------------------------
All directors and executive officers as
a group (10 persons)                                                                            10.4%
-------------------------------------------------------------------------------------------------------
Thomson Kernaghan & Co. Limited (11)
365 Bay Street, 10th floor                                 2,975,371                             5.1%
Toronto, Ontario
Canada M5H 2V2
-------------------------------------------------------------------------------------------------------
CALP II Limited Partnership(12)
c/o Forum Fund Services                                    9,881,835                            16.8%
Washington Mall, 3rd Floor
Church Street, Hamilton HM11, Bermuda
-------------------------------------------------------------------------------------------------------

(1) Unless otherwise stated, the business address of each of the stockholders named in the table is C/O JAWZ Inc., Suite 400, 630-8th Ave. SW, Calgary, Alberta T2P 1G6. Except as otherwise indicated, to our knowledge, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

(2) Includes 350,000 shares issuable upon the exercise of options exercisable at $0.48 per share until July 23, 2002. Includes 350,000 shares issuable upon the exercise of options exercisable at $1.50 per share until December 31, 2002. Includes 250,000 shares upon the exercise of options exercisable at $1.88 per share until December 31, 2002. Includes 350,000 shares issuable upon the exercise of options exercisable at $0.34 per share until January 8, 2005.

(3) Includes 150,000 shares issuable upon the exercise of options exercisable at $0.48 per share until December 31, 2003.

(4) Includes 200,000 shares issuable upon the exercise of options exercisable at $0.48 per share until December 31, 2003.

(5) Includes 250,000 shares issuable upon the exercise of options exercisable at $0.87 per share until December 31, 2002. Includes 200,000 shares issuable upon the exercise of options exercisable at $1.50 per share until December 31, 2002. Includes 250,000 shares issuable upon the exercise of options exercisable at $1.88 per share until December 31, 2002. Includes 300,000 shares issuable upon the exercise of options at $0.34 per share until January 8, 2005. Mr. Mamdani resigned as an officer and director of the Company on March 31, 2001. He remains listed above given his status as one of the Company's "named executive officers" in the prior fiscal year.

(6) Includes 200,000 shares issuable upon the exercise of options exercisable at $3.28 per share until December 31, 2003.

(7) Includes 200,000 shares issuable upon the exercise of options exercisable at $5.88 per share until December 31, 2003.

(8) Includes 50,000 shares issuable upon the exercise of options exercisable at $0.44 per share until July , 2001, 90 days following the date of Mr. Kilambi's resignation. On April 23, 2001, Mr. Kilambi resigned from the Company's board of directors.

(9) Includes 35,000 shares issuable upon the exercise of options exercisable at $2.72 per share until November 1, 2003. Includes 176,905 exchangeable shares in Jaws Acquisition Corp., a wholly owned subsidiary of JAWZ Inc. Each exchangeable share is exchangeable for one share of JAWZ Common Stock as well as 176,200 exchangeable warrants in Jaws Acquisition Corp. which are exerciseable for one common shares of JAWZ capital stock.

(10) Includes 27,880 shares issuable upon the exercise of options exercisable at $2.69 per share until December 31, 2003 and 73,035 exchangeable shares in Jaws Acquisition Canada Corp. ("JACC"), a wholly owned subsidiary of JAWZ Inc. Each JACC exchangeable share is exchangeable for one share of JAWZ Common Stock.

(11) Includes 276,466 shares of Common Stock issuable upon the exercise of warrants.

(12) Includes 2,800,000 shares of Common Stock issuable upon the exercise of adjustable warrants. Includes

         300,000 shares of Common Stock issuable upon the exercise of warrants. The General Partner of CALP II is VMH Management Ltd., a private Ontario corporation which has the voting and investment power over the shares beneficially owned by CALP II Limited Partnership. The directors and officers of VMH Management Ltd., are Mark Valentine, Ian McKinnon and Stephen Hicks.

(13) Percent of Ownership is calculated in accordance with the Securities and Exchange Commission's Rule 13d -3(d)(1).

                   PROPOSAL NO. 1: APPROVAL OF THE MINUTES OF
                     THE 2000 ANNUAL MEETING OF STOCKHOLDERS

GENERAL

         The persons named in the enclosed proxy will vote to approve the minutes of the 2000 Annual General Meeting of Stockholders, in the form attached as Appendix A-1 hereto and the Reconvened Meeting of Stockholders, in the form attached as Appendix A-2 hereto, unless the proxy is marked otherwise. If a stockholder returns a proxy without contrary instructions, the persons named as proxies will vote to approve the minutes of the 2000 Annual Meeting of Stockholders.

BOARD RECOMMENDATION

         THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR APPROVAL OF THE MINUTES OF THE 2000 ANNUAL GENERAL MEETING OF STOCKHOLDERS AND THE RECONVENED MEETING OF STOCKHOLDERS.

                              ELECTION OF DIRECTORS

         The persons named in the enclosed proxy will vote to elect as directors the five nominees named below, unless the proxy is marked otherwise. If a stockholder returns a proxy without contrary instructions, the persons named as proxies will vote to elect as directors the nominees named below, each of whom is currently a member of the board of directors of the Company.

         Each director will be elected to hold office until the 2002 Annual Meeting of Stockholders and until his successor is duly elected and qualified or until his earlier death, resignation or removal. All of the nominees have indicated their willingness to serve, if elected; however, if any nominee should be unable to serve, the shares represented by proxies may be voted for a substitute nominee designated by the board of directors of the Company.

         There are no family relationships between or among any officers or directors of the Company.

         Set forth below are the name and age of each member of, or nominee to, the board of directors of the Company and the positions and offices held by him, his principal occupation and business experience during the past five years, the names of other publicly held companies of which he serves as a director and the year of the commencement of his term as a director of the Company. Information with respect to the number of shares of Common Stock beneficially owned by each director, directly or indirectly, as of March 31, 2001, appears above under the heading "Stock Ownership of Certain Beneficial Owners and Management."

                              NOMINEES FOR DIRECTOR

         ROBERT J. KUBBERNUS, age 42, has served as Chairman of the Board, Chief Executive Officer and President of JAWZ since October 1997. Mr. Kubbernus' primary responsibilities have been to oversee security product developers, provide executive direction and develop key contacts with governmental authorities, investors, clients, insurance underwriters and the investment community. From October 1992 to September 1997, Mr. Kubbernus held the position of President and Chief Executive Officer of Bankton Financial Corporation, a company which provides business and lending advisory services, where he led a team of corporate financial consultants who specialized in the placement of debt instruments with institutional and private lenders.

         JULIA L. JOHNSON, age 38, Ms. Johnson is a corporate executive with MILCOM Technologies. MILCOM specializes in commercialization of military technology and serves as the Chairman of the Information Service Technology Task Force (Internet Task Force), having been appointed by Governor Jeb Bush in August 1999. Ms. Johnson also serves as the national spokesperson for The Net Compete Now Coalition, an advocacy coalition dedicated to promoting regulation-free rapid deployment of competitive high speed Internet and communications technology. Ms. Johnson has served as (i) a member of the Florida Public Service Commission, a state agency which regulates utility companies, from December 1992 to December 1999, (ii) state Chairperson of the Federal/State Joint Board on Universal Service, a task force within the Federal Communications Commission from 1996 to 1999, and (iii) a board member for the Markle Foundation, a project that encourages the use of new communications technologies for socially beneficial purposes, since 1996. Before being appointed to the Florida Public Service Commission, Ms. Johnson served as the Director of Legislative Affairs and senior land use attorney for the Department of Community Affairs from November 1990 to December 1992, where she was the chief lobbyist representing the agency before the Florida Legislature on land use issues. Ms. Johnson graduated with a Juris Doctorate, with a concentration in corporate and real estate transactions, from the University of Florida School of Law in 1988, as well as a Bachelor of Science in Business Administration from the University of Florida in 1985.

         ARTHUR WONG, age 32, provides strategic direction to JAWS in the area of channel development. Since 1992, Mr. Wong has founded three technology companies. He has been CEO of Security-Focus.com, a database of security knowledge and resources , since August of 1999 where he is responsible for the management and direction of an internet security portal. From May 1998 to July 1999, Mr. Wong was the Director of Channel Development for Active Security at Network Associates Inc. of Santa Clara, California, the world's largest independent network security and management software company , where he was responsible for the development and adoption of worldwide integrated security initiatives and where he also developed standards for new security infrastructures and worked on its integration and adaption. From July 1996 to April 1998, he was CEO of Secure Networks Inc. of Calgary, Alberta, a company he founded. Secure Networks developed internet security tools and offered security consulting before it was acquired by Network Associates Inc. From April 1993 to June 1996, Mr. Wong was President of Millennium Systems Canada Inc., a company he founded and managed, which was a computer hardware distributor and integrator. Since June 1994 he has been the managing director and founder of H20 Entertainment Corp., a Calgary based organization that develops products for Nintendo and its N64 game platform. Mr. Wong graduated with a Bachelor of Science in Communications from the University of Calgary in 1991.

         JOHN S. BURNS Q.C., age 59, has been a partner of the law firm Bennett Jones since October, 1990. His areas of practice are principally corporate, corporate finance and securities law. Mr. Burns acts for public and private corporations, securities issuers and underwriters. His practice focuses on mergers and acquisitions, public and private offerings, corporate restructurings, cross border financings and oil, gas and banking transactions. He has participated in conferences and panels and has authored a number of papers and articles with respect to these areas of law. Mr. Burns is a board member of several public and private corporations and served as a Public Governor of the Alberta Stock Exchange from 1983 to 1998. He also served as a member of the Board of Governors of the Olympic Trust of Canada, Strathcona-Tweedsmuir school and is a member of the law societies of Alberta and Upper Canada and the Calgary and Canadian Bar Associations. Mr. Burns graduated from the University of Alberta with a Bachelor of Arts degree in 1963 and a law degree from Dalhousie Law School in 1966.

         DR. JAMES CANTON, age 50. Since 1990, Dr. Canton has been the President and Chairman of the Institute for Global Futures, a San Francisco-based think tank that advises Fortune 1000 companies on the impact of leading-edge technologies on customers, markets and the economy. Dr. Canton is the author of
Technofutures: How Leading- Edge Technology Will Transform Business in the 21st Century. Dr. Canton has been an advisor to the White House Science and Technology Office since September 1999 and has been guest host on CNN Financial News Network since May 1998, where he reports on the latest technology trends. Dr. Canton was named one of the top 21 speakers of the 21st Century by Successful Meetings Magazine. Dr. Canton graduated from Union Graduate School in 1981 with a Ph.D. in Business Systems. In 1973 Dr. Canton graduated from Franklin Pearce College in 1973 with a B.A. in Sociology.

BOARD RECOMMENDATION

         THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR EACH OF ROBERT J. KUBBERNUS, JULIA L. JOHNSON, ARTHUR WONG, JAMES CANTON AND JOHN S. BURNS Q.C., AS DIRECTORS OF THE COMPANY, TO HOLD OFFICE UNTIL HIS OR HER SUCCESSOR IS DULY ELECTED AND QUALIFIED OR UNTIL HIS OR HER EARLIER DEATH, RESIGNATION OR REMOVAL.

BOARD AND COMMITTEE MEETINGS

         The board of directors of the Company has established an audit committee consisting of Julia L. Johnson, James Canton and Arthur Wong, each of whom is an independent director on the Company's board of directors. The audit committee makes recommendations to the board of directors of the Company concerning the engagement of independent public accountants, review with the independent public accountants the scope and results of the audit engagement, approve professional services provided by the independent public accountants, review the independence of the independent public accountants, consider the range of audit and non-audit fees, and review the adequacy of the Company's internal accounting controls. The audit committee met three times during 2000.

         In 2000, the compensation committee consisted of Julia L. Johnson, John
S. Burns and Arthur Wong, each of whom is an independent director on the board of directors of the Company. The compensation committee determines and establishes compensation levels on an annual basis for the Company's executive officers and administers the Company's Stock Option Plan. The compensation committee met three times in 2000. See "Report of Compensation Committee" below.

         The Company does not have a nominating committee or a committee serving a similar function. Nominations are made by and through the full board of directors of the Company.

         The Company's board of directors held four (4) meetings during 2000. Each director attended 100% of the total number of meetings (including consents in lieu of meetings) of the board of directors.

COMPENSATION OF DIRECTORS

         Out-of-pocket expenses of the Company's directors, related to their attendance at meetings of the board of directors, are paid by the Company. Pursuant to the terms of a directors' agreement by and between the Company and each of Ms. Johnson, Mr. Burns, Dr. Canton and Mr. Wong, the Company is obligated to compensate such directors for services rendered as directors in cash or in shares of common stock in an amount per annual term equal to $60,000. In addition, all directors are eligible to receive stock options under the Company's 1998 Stock Option Plan. As of March 31, 2001, options to purchase an aggregate of 800,000 shares, pre-reverse split of Common Stock have been granted to non-employee directors. Of this amount, 400,000 were granted in 2000 at an exercise price of between $ 3.28 and $5.88 per share under the Company's 1998 Stock Option Plan to non-employee directors. The Company does not currently provide additional compensation for committee participation or special assignments of the Company's board of directors.

                      EXECUTIVE OFFICERS OF THE REGISTRANT

         The following table sets forth the names, ages and positions of the current executive officers of the Company.

             NAME                        AGE                      POSITION
             ----                        ---                      --------
Robert J. Kubbernus.............         42          Chairman of the Board, Chief Executive
                                                     Officer, President, interim Chief Financial
                                                     Officer and Director.

Peter Labrinos..................         41          President, Jawz Canada (1)

----------
(1) Mr. Labrinos is not a director or officer of the Company, but is included in this table because, as the senior officer of JAWZ Canada Inc., an Alberta corporation ("JAWZ Canada") a material subsdiary of the Company, he has performed policy-making functions in respect of the Company. Mr. Labrinos is the President JAWZ Canada.

         ROBERT J. KUBBERNUS - Mr. Kubbernus's biography is set forth under "Election of Directors --Nominees for Director."

         MR. PETER LABRINOS - 42 has been appointed President of JAWZ Canada. Mr. Labrinos came to JAWZ in November 1999 when JAWZ acquired his company, Pace Systems Group, a provider of strategic business and IT solutions which he founded in 1986. After the acquisition, he became Executive Vice-President, Eastern Region at JAWZ and was appointed COO on July 1, 2000. and is responsible for developing and implementing strategic and tactical plans for JAWS including departmental business plans, alliance development, managing the sales, marketing and professional services departments, implementing the corporate vision and maintaining and improving corporate culture. From November 1999 to July, 2000, he was the Executive Vice President, Eastern Region for JAWS. His primary responsibilities were to oversee the creation and growth of the sales and professional services groups for Eastern Canada and the US, as well as coordinate the integration of JAWS acquisitions. From 1986 to November 1999, Mr. Labrinos, as the founder and principal of Pace Systems Group Inc., was involved in the IT industry with a primary focus in the financial services market (banking, brokerage and retail). This position involved providing strategic business and IT solutions to clients for secure processing of transactions in an environment which demands adherence to high performance and security standards. Mr. Labrinos graduated from the University of Toronto in 1982 with a Bachelor of Science in Computer Science for Data Management. From 1981 to 1986, Mr. Labrinos worked for the Toronto Dominion Bank and the Royal Bank of Canada in their IT departments and was part of the team which implemented new technology and services for these organizations.

         Summary Compensation Table - The following table sets forth certain information with respect to the annual and long-term compensation for the last three fiscal years of the Company's President and Chief Executive Officer and the Company's other executive officers (including former executive officers) whose total annual salary and bonus for 2000 exceeded $100,000.

                           SUMMARY COMPENSATION TABLE


                                                                                             Long-Term
                                                                                           Compensation
                                                   Annual Compensation                        Awards
                                        ------------------------------------------------    -----------
                                                                                             Securities           All
                                                                            Other Annual     Underlying           Other
                                                                            Compensation       Options         Compensation
   Name and Principal Position          Year        Salary ($)  Bonus($)        ($)             /SARs             ($)
   ---------------------------          ----        ----------  --------    ------------    ------------       -------------
Robert J. Kubbernus................     2000         300,000          -          -             178,070            66.667
    Chairman of the Board,              1999         180,000          -          -             600,000                 -
    Chief Executive Officer and         1998         180,000          -          -             350,000                 -
    President                           1997          45,000          -                        200,000(1)              -

Peter Labrinos.....................     2000         183,333    171,472          -              20,500                 -
    President, JAWZ Canada Inc.
Vijay Sachdeva.....................     2000         100,000    132,272          -              12,500                 -
    Executive Vice President,
    Professional Services
Riaz Mamdani.......................     2000         200,000     51,710          -              20,000                 -
    Former Chief Financial Officer
Greg Surbey........................     2000          91,333    107,015          -              34,200                 -
    Former Executive Vice
    President, Global Sales
Ian Cumming........................     2000         100,000     96,091          -              35,500                 -
    Former Executive Vice
    President, Marketing
Tej Minhas.........................     2000         106,667     66,667          -              20,500                 -
    Former Chief Technical Officer

Option Grant Table - The following table sets forth certain information regarding options granted during the year ended December 31, 2000 by the Company to the Company's executive officers.

(ALL OF THE NUMBERS IN THE TABLE BELOW ARE CALCULATED AS OF MARCH 31, 2001 AND ARE PRE-REVERSE SPLIT)

                         OPTION/SAR GRANTS IN LAST YEAR

                       -------------------------------------------------------------------------------------------------------------
                                                     INDIVIDUAL GRANTS                                Potential Realizable Value at
                                                                                                         Assumed Annual Rates of
                                                                                                       Stock Price Appreciation For
                                                                                                             Option Term (1)
------------------------------------------------------------------------------------------------------------------------------------
      NAME             NUMBER OF      Percent of Total     Exercise   Market Price      Expiration       5% ($)     10% ($)      0%
                       SECURITIES      Options/SARS        or Base    of Securities        Date                                 ($)
                       UNDERLYING        Granted to         Price      Underlying
                       OPTIONS/SARS     Employees in        ($/sh)    Options/SARs
                       GRANTED (#)      Fiscal Year                   On Grant Date
------------------------------------------------------------------------------------------------------------------------------------
Robert Kubbernus          20,000           1.41%             2.56         2.56            Sep-01-04      11034      23762         -
Riaz Mamdani              20,000           1.41%             2.56         2.56            Sep-01-04      11034      23762         -
Peter Labrinos            20,500           1.44%             (2)          (2)             (2)            11034      23762         -
Vijay Sachdeva            12,500           0.88%             (3)          (3)             (3)            6620       14257         -
Bob Mahood                20,500           1.44%             (4)          (4)             (4)            11034      23762         -
Greg Surbey               34,200           2.41%             (5)          (5)             (5)            11034      23762         -
Ian Cumming               35,500           2.50%             (6)          (6)             (6)            11034      23762         -
Tej Minhas                20,500           1.44%             (7)          (7)             (7)            11034      23762         -

(1) Amounts represent hypothetical gains that could be achieved for options if exercised and sold at the end of the option term. These gains are based on assumed rates of stock price appreciation of 5% and 10% compounded annually from the date options are granted. Actual gains, if any, on stock option exercises will depend on the future performance of the Common Stock on the date on which the options are sold.

(2) Of the 20,500 options granted, 20,000 shares of common stock are exercisable at $2.56 per share for a period which expires on September 1, 2004 and 500 shares of common stock are exercisable at $1.19 per share for a period which expires on November 21, 2002.

(3) Of the 12,500 options granted, 12,000 shares of common stock are exercisable at $6.75 per share for a period which expires on February 7, 2004 and 500 shares of common stock are exercisable at $1.19 per share for a period which expires on November 21, 2002.

(4) Of the 20,500 options granted, 20,000 shares of common stock are exercisable at $2.56 per share for a period which expires on September 1, 2004 and 500 shares of common stock are exercisable at $1.19 per share for a period which expires on November 21, 2002.

(5) Of the 34,200 options granted, 20,000 shares of common stock are exercisable at $2.56 per share for a period which expires on September 1, 2004, 500 shares of common stock are exercisable at $1.19 per share for a period which expires on November 21, 2002 and 13,700 shares of common stock are exercisable at $1.00 per share for a period which expires on December 1, 2004.

(6) Of the 35,500 options granted, 20,000 shares of common stock are exercisable at $2.56 per share for a period which expires on September 1, 2004, 500 shares of common stock are exercisable at $1.19 per share for a period which expires on November 21, 2002 and 15,000 shares of common stock are exercisable at $4.25 per share for a period which expires on July 1, 2004.

(7) Of the 20,500 options granted, 20,000 shares of common stock are exercisable at $2.56 per share for a period which expires on September 1, 2004 and 500 shares of common stock are exercisable at $1.19 per share for a period which expires on November 21, 2002.

Year End Option Table - The following table sets forth certain information regarding options held as of December 31, 2000 by the Company's executive officers.

(ALL OF THE NUMBERS IN THE TABLE BELOW ARE CALCULATED AS OF MARCH 31, 2001 AND ARE PRE-REVERSE SPLIT)

                 AGGREGATE OPTION/SAR EXERCISES IN LAST YEAR AND
                            YEAR-END OPTIN/SAR VALUES

-----------------------------------------------------------------------------------------------------------------------
         NAME              Shares Acquired    Value Realized       Number of Securities       Value of Unexercised In-
                            on Exercise            ($)            Underlying Unexercised       the-Money Options/SARs
                                                               Options/SARs FYear-Ended (#)       at FY-Ended (US$)
                                                                 Exercisable/Unexercisable    Exercisable/Unexercisable
                                                                                                         (1)
-----------------------------------------------------------------------------------------------------------------------
Robert Kubbernus                  0                  0              350,000 Exercisable                   0
-----------------------------------------------------------------------------------------------------------------------
Robert Kubbernus                  0                  0              350,000 Exercisable                   0
-----------------------------------------------------------------------------------------------------------------------
Robert Kubbernus                  0                  0              250,000 Exercisable                   0
-----------------------------------------------------------------------------------------------------------------------
Robert Kubbernus                  0                  0             20,000 Unexercisable                   0
-----------------------------------------------------------------------------------------------------------------------
Riaz Mamdani                   100,000            268,000           100,000 Exercisable                   0
-----------------------------------------------------------------------------------------------------------------------
Riaz Mamdani                      0                  0              250,000 Exercisable                   0
-----------------------------------------------------------------------------------------------------------------------
Riaz Mamdani                      0                  0              250,000 Exercisable                   0
-----------------------------------------------------------------------------------------------------------------------
Riaz Mamdani                      0                  0              200,000 Exercisable                   0
-----------------------------------------------------------------------------------------------------------------------
Riaz Mamdani                      0                  0             20,000 Unexercisable                   0
-----------------------------------------------------------------------------------------------------------------------
Peter Labrinos                    0                  0              27,880 Exercisable                    0
-----------------------------------------------------------------------------------------------------------------------
Peter Labrinos                    0                  0             20,000 Unexercisable                   0
-----------------------------------------------------------------------------------------------------------------------
Peter Labrinos                    0                  0               500 Unexercisable                    0
-----------------------------------------------------------------------------------------------------------------------
Vijay Sachdeva                    0                  0              12,000 Exercisable                    0
-----------------------------------------------------------------------------------------------------------------------
Vijay Sachdeva                    0                  0               500 Unexercisable                    0
-----------------------------------------------------------------------------------------------------------------------
Bob Mahood                        0                  0              35,000 Exercisable                    0
-----------------------------------------------------------------------------------------------------------------------
Bob Mahood                        0                  0             20,000 Unexercisable                   0
-----------------------------------------------------------------------------------------------------------------------
Bob Mahood                        0                  0               500 Unexercisable                    0
-----------------------------------------------------------------------------------------------------------------------
Greg Surbey                       0                  0             13,700 Unexercisable                   0
-----------------------------------------------------------------------------------------------------------------------
Greg Surbey                       0                  0             20,000 Unexercisable                   0
-----------------------------------------------------------------------------------------------------------------------
Greg Surbey                       0                  0               500 Unexercisable                    0
-----------------------------------------------------------------------------------------------------------------------
Ian Cumming                       0                  0             15,000 Unexercisable                   0
-----------------------------------------------------------------------------------------------------------------------
Ian Cumming                       0                  0             20,000 Unexercisable                   0
-----------------------------------------------------------------------------------------------------------------------
Ian Cumming                       0                  0               500 Unexercisable                    0
-----------------------------------------------------------------------------------------------------------------------
Tej Minhas                     29,333              0(2)             29,333 Exercisable                    0
-----------------------------------------------------------------------------------------------------------------------
Tej Minhas                        0                  0              25,000 Exercisable                    0
-----------------------------------------------------------------------------------------------------------------------
Tej Minhas                        0                  0             20,000 Unexercisable                   0
-----------------------------------------------------------------------------------------------------------------------
Tej Minhas                        0                  0               500 Unexercisable                    0
------------------------------------------------------------------------------------------------------------------------------

(1) Value is based on the closing sales price of the Company's Common Stock on December 29, 2000 ($0.47), the last trading day of the Company's 2000 fiscal year, less the applicable option exercise price. None of the unexercised options were In-the-Money at the Company's fiscal year-end.

(2) 29,333 options were exercised at a price of $0.37 per share but none were sold.

                      REPORT OF THE COMPENSATION COMMITTEE

         The Compensation Committee of the Company's board of directors, which is currently comprised of three non-employee directors, Julia L. Johnson and Arthur Wong, and John Burns, are responsible for determining the compensation and benefit packages of each executive officer and recommending it to the Company's board of directors.

         The Compensation Committee sets the compensation for executive officers and establishes compensation policies for the Company's Chief Executive Officer and all other executive officers of the Company. Certain decisions of the Compensation Committee are subject to approval of the Company's board of directors.

         The Company's executive compensation program is designed to promote the achievement of the Company's business goals, and, thereby, to maximize corporate performance and stockholder returns. Executive compensation consists of a combination of base salary and stock-based incentives. The Compensation Committee considers stock incentives to be a critical component of an executive's compensation package in order to help align executive interests with stockholder's interests.

COMPENSATION PHILOSOPHY

         The objective of the executive compensation program is to align compensation with business objectives and individual performance, and to enable the Company to attract, retain and reward executive officers who are expected to contribute to the long-term success of the Company. The Company's executive compensation philosophy is based on the principles of competitive and fair compensation and sustained performance.

Competitive and Fair Compensation

         The Company is committed to providing an executive compensation program that helps attract and retain highly qualified executives. To ensure that compensation is competitive, the Company compares its compensation practices with those of other companies in the industry and sets its compensation guidelines based on this review. The Company believes compensation for its executive officers is within the range of compensation paid to executives with comparable qualifications, experience and responsibilities in the same or similar businesses and of comparable size and success. The Company also strives to achieve equitable relationships both among the compensation of individual officers and between the compensation of officers and other employees throughout the organization.

Sustained Performance

         Executive officers are rewarded based upon corporate performance and individual performance. Corporate performance is evaluated by reviewing the extent to which strategic and business plan goals are met, including such factors as achievement of operating budgets, timely development and commercial introduction of new processes and products, establishment of strategic licensing and development alliances with third parties and performance relative to competitors. Individual performance is evaluated by reviewing attainment of specified individual objectives and the degree to which teamwork and Company values are fostered.

         In evaluating each executive officer's performance, the Company generally conforms to the following process:

         - Company and individual goals and objectives are established at the beginning of the performance cycle.

         - At the end of the performance cycle, the accomplishments of the executive's goals and objectives and his contributions to the Company are evaluated.

         - The executive's performance is then compared with peers within the Company and the results are communicated to the executive.

         - The comparative results, combined with comparative compensation practices of other companies in the industry, are then used to determine salary and stock compensation levels.

         Annual compensation for the Company's executives generally consists of a base salary and from time to time, the Committee may consider the granting of stock options and the payment of cash bonuses based upon performance in a particular year.

         The salary for executives is generally set by reviewing compensation for competitive positions in the market and the historical compensation levels of the executives. Increases in annual salaries are based on actual corporate and individual performance against targeted performance and various subjective performance criteria. Targeted performance criteria vary for each executive based on his area of responsibility, and may include achievement of the operating budget for the Company as a whole or of a business group of the Company, continued innovation in development and commercialization of the Company's technology and products, timely development and commercial introduction of new products or processes, implementation of financing strategies and establishment of strategic licensing and development alliances with third parties. Subjective performance criteria include an executive's ability to motivate others, develop the skills necessary to grow as the Company matures, recognize and pursue new business opportunities and initiate programs to enhance the Company's growth and success. The Committee does not use a specific formula based on these targeted performance and subjective criteria, but instead makes an evaluation of each executive officer's contributions in light of all such criteria.

         Compensation at the executive officer level also includes the long-term incentives afforded by stock options. The stock option program is designed to promote the identity of long-term interests between the Company's employees and its shareholders and assist in the retention of executives. The size of option grants is generally intended to reflect the executive's position with the Company and his contributions to the Company, including his success in achieving the individual performance criteria described above. All stock options granted to executive officers in 2000 were granted at fair market value on the date of grant. During 2000, the executive officers of the Company received options to purchase an aggregate of 183,700 shares of Common Stock, at a weighted average exercise price of $ 1.52 per share.

Base Salaries

         The base salaries of the Company's executive officers have been set by reviewing compensation for competitive positions in the market and the historical compensation levels of such executives. The employment status between the Company and Mr. Kubbernus is described more fully under "Certain Relationship and Related Transactions."

Compliance with Internal Revenue Code Section 162(m)

         Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), enacted in 1993, generally disallows a tax deduction to public companies for compensation over $1 million paid to the corporation's Chief Executive Officer and four other most highly compensated executive officers. Qualifying performance compensation will not be subject to the deduction limit if certain requirements are met. The Company intends to structure the performance-based portion of the compensation of its executive officers (which currently consists of stock option grants and performance based bonuses described above), in a manner that complies with the new statute to mitigate any disallowance of deductions.

                  Compensation Committee

                  Julie L. Johnson
                  Arthur Wong

                  John Burns, Q.C.



           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The current members of the compensation committee are Ms. Johnson , Mr. Wong, and John Burns, Q.C.. None of Ms. Johnson, Mr. Burns nor Mr. Wong were at any time during 2000, or formerly, an officer or employee of the Company or any subsidiary of the Company, nor has any member of the compensation committee had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K under the Exchange Act.

                          COMPARATIVE STOCK PERFORMANCE

         The comparative stock performance graph below compares the cumulative stockholder return on the Common Stock of the Company for the period from January 27, 1997 through the year ended December 31, 2000 with the cumulative total return on (i) the Nasdaq Composite Index (the "Nasdaq Index"), and (ii) the Amex Computer Index (assuming the investment of $100 in the Company's Common Stock (at the initial public offering price), the Nasdaq Index and the Amex Computer Index on January 27, 1997 and reinvestment of all dividends).

         Measurement points are on February 10, 1998, June 30, 1998, December 31, 1998 and the last trading day in June and December for the years ended December 31, 1998, December 31, 1999, and December 31, 2000.

                    JAWZ          NASDAQ COMPUTER INDEX        AMEX COMPUTER INDEX
                    ----          ---------------------        -------------------
Feb 10, 1998       100.00                100.00                        100.00
Jun 30, 1998        60.00                111.00                        111.00
Dec 31, 1998        42.00                128.00                        157.00

                    JAWZ          NASDAQ COMPUTER INDEX        AMEX COMPUTER INDEX
                    ----          ---------------------        -------------------
Jun 30, 1999        213.00               157.00                         195.00
Dec 31, 1999        756.00               238.00                         274.00
Jun 30, 2000        425.00
Dec 31, 2000         46.90

ITEM 13. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS PROMOTERS

         Robert J. Kubbernus, the Chairman of the Board, Chief Executive Officer and President of the Company and Bankton Financial Corporation, a company which provides business and lending advisory services controlled by Robert Kubbernus, are the promoters of the Company and JAWZ Canada, a wholly- owned subsidiary of the Company. Bankton Financial Corporation was a founding shareholder in the Company and beneficial ownership of any shares of the Company owned by Bankton Financial Corporation are attributed to Mr. Kubbernus. From January 1, 2000 up to and including December 31, 2000, the Company paid Mr. Kubbernus $300,000, for his services. Until January 1, 2000 the Company did not pay Mr. Kubbernus directly for his services, but rather paid directly to Bankton Financial Corporation $180,000 per year for Mr. Kubbernus' services. As of January 1, 2001, Mr. Kubbernus has returned to acting as a consultant for the Company. Mr. Kubbernus is being paid $300,000 per annum for his consulting services. The consulting fee will be paid through the issuance of shares of the Company's capital stock for half the value of his services and cash for the balance of his services. On April 27th, 2001, the Company registered 300,000 shares to be issued to Mr. Kubbernus. Bankton and Robert Kubbernus were also founding shareholders of JAWZ Canada and received shares in the common stock of e-biz, in consideration for their shares of JAWZ Canada. Robert Kubbernus and Bankton Financial Corporation each subscribed for shares of the common stock of JAWZ Canada and paid consideration equal to $0.01 per share for these shares. As described below, on February 10, 1998, Mr. Kubbernus received 315,000 shares in the common stock of e-biz (now named JAWS Technologies, Inc., a Nevada corporation) worth $315,000 and Bankton Financial Corporation received 322,000 shares in the common stock of e-biz worth $322,000, in each case in connection with the acquisition of JAWZ Canada.

PURCHASE OF JAWZ CANADA

         On February 10, 1998, when the Company was still known as e-biz, the Company entered into an agreement with the shareholders of JAWZ Canada to purchase all of the 1,000 issued and outstanding shares of JAWZ Canada for 1,500,000 restricted shares of e-biz. Pursuant to this agreement, the following people received common stock of e-biz, in consideration for their shares of JAWZ Canada, as follows:

      JAWZ Canada Shareholder                     Number of E-Biz Shares Received
      -----------------------                     -------------------------------
Robert Kubbernus                                              315,000
Bankton Financial Corporation (1)                             322,000
Chell McNeill, Inc.(2)                                        637,000

(1) Robert Kubbernus is the controlling shareholder of Bankton Financial Corporation.

(2) Cameron Chell, who resigned as a director of JAWS on November 30, 1999, is the controlling shareholder of Chell McNeill, Inc.

TRANSACTIONS WITH THOMSON KERNAGHAN

         As of March 31, 2001, Thomson Kernaghan & Co. Limited ("TK") is the holder of 2,975,371 shares of the Company's common stock, representing 5.1% of the issued and outstanding shares of common stock of the Company (3.2% on a fully diluted basis).

         Since December 13, 2000, JAWZ has borrowed $4,195,000 USD from Thomson Kernaghan & Co. Limited ("TK") and has issued promissory notes as follows:

DATE                                           AMOUNT
----                                           ------
December 13, 2000                            $1,000,000
January 26, 2001                             $1,000,000
February 14, 2001                            $  400,000
February 27, 2001                            $  945,000
March 15, 2001                               $  850,000

         It was a term of the March 15, 2001 promissory note that JAWZ and TK enter into a secured loan agreement providing security for the total amount of $4,195,000 borrowed. On March 29, 2001, JAWZ and TK executed a loan agreement and security agreement (the "Agreements") charging all of the property and assets of JAWZ. Under the terms of the Agreements JAWZ can borrow up to $7.5 million dollars plus placement fees. To date, JAWZ has given consideration for $165,000 in placement fees.

         Pursuant to the terms of a placement agency between the Company and TK, dated February 15, 2000, in connection with the private placement of 588,238 Units of the Company, each Unit consisting of one share of common stock and one warrant to purchase one-half share of common stock for $6.50 per share, at $4.25 per Unit (the "February Canadian Agency Agreement"), TK received a sales commission of 7% of the offering and a 3% financial advisory fee (an aggregate of $250,001). Also pursuant to the February Canadian Agency Agreement, TK also received 58,824 warrants, each warrant exercisable for one share of common stock at an exercise price of $4.25 per share.

         Pursuant to the terms of a placement agency agreement between the Company and TK, dated December 31, 1999, in connection with the private placement of 2,176,418 Units of the Company, each Unit consisting of one share of common stock and one warrant to purchase one-half share of common stock for $6.50 per share, at $4.25 per Unit (the "Canadian Agency Agreement"), TK received a sales commission of 7% of the offering and a 3% financial advisory fee (an aggregate of $924,977). Also pursuant to the Canadian Agency Agreement, TK also received 217,642 warrants, each warrant exercisable for one share of common stock at an exercise price of $4.25 per share.

         In addition, TK and the Company entered into a consulting agreement effective July 1, 1999 pursuant to which TK provides advisory services to the Company, including without limitation, advising on business and financial matters. The consulting agreement terminates on June 30, 2000 unless it is extended by mutual agreement thereafter. Under the terms of the consulting agreement, the Company has agreed to pay TK the lesser of (i) 7,500 shares of the Company's common stock; and (ii) that number of shares of the Company's common stock equal to $25,000 divided by 95% of the average price of the Company's common stock for each calendar month over the year of the agreement. Payments under the consulting agreement are to be made semi-annually, with the final payment being on June 30, 2000. In addition, the Company agreed to pay

TK a fee of 2% of the gross value of any merger and acquisition transaction in which TK advises the Company.

         On September 25, 1998, the Company entered into a $2,000,000, 10% Convertible Debenture Agreement with TK that included 1,428,572 warrants to purchase 1,428,572 common shares at $0.28 per common share. On April 27, 1999, the Company and TK amended the debenture agreement, increasing the principal amount of the convertible debentures to $5,000,000. Subsequently, a total of $1,520,000 was advanced pursuant to the amended debenture agreement.

         On November 17, 1999, the Company and TK executed a Debenture Acquisition Agreement Amendment and Settlement Agreement (the "Settlement Agreement") in order to settle the outstanding obligations of the parties. The Settlement Agreement settles the conversion terms of the $1,520,000 advanced under the amended debenture agreement and the exercise of outstanding warrants issued under the amended debenture agreement and terminates all further obligations related to the amended debenture agreement.

         Debentures issued pursuant to the amended debenture agreement were converted to 5,127,672 shares of the Company's common stock and warrants were exercised for the issuance of 2,180,220 shares in the Company's common stock on November 23, 1999.

CONSULTING FEES

         As of September 25, 1999, the Company paid Bankton Financial Corporation, a company controlled by Mr. Kubbernus, a consulting fee of $180,000 for services rendered to the Company by Mr. Kubbernus. Mr. Kubbernus and Bankton Financial Corporation are shareholders and promoters of the Company and continue to direct and promote the company's future development. Robert J. Kubbernus has been employed directly by the Company JAWZ effective January 1, 2000, pursuant to an employment contract paying $300,00 USD per annum. As of January 1, 2001, Mr. Kubbernus has returned to acting as a consultant for the Company. Mr. Kubbernus is being paid $300,000 per annum for his consulting services. The consulting fee will be paid through the issuance of shares of the Company's capital stock for half the value of his services and cash for the balance of his services. On April 27th, 2001, the Company registered 300,000 post reverse split shares to be issued to Mr. Kubbernus.

         As of January 1, 2001, Mr. Riaz Mamdani, our former Chief Fnancial Officer and director, became a consultant to the Company. Pursuant to the consulting agreement, Mr. Mamdani is being paid $200,000 per annum for his consulting services. The consulting fee will be paid through the issuance of shares of the Company's capital stock for half the value of his services and cash for the balance of his services. On April 27th, 2001, the Company registered 200,000 post reverse split shares to be issued to Mr. Mamdani.

LEASE OF PREMISES

         The Company entered into an agreement to lease premises from Shelbourne Place Holding Corp. ("Shelbourne"), pursuant to which the Company is renting approximately 10,000 square feet of commercial space and is obligated to pay Shelbourne $95,600 per annum, plus operating costs of approximately $42,000 per annum, for a five-year term commencing November 1, 1998. Riaz Mamdani, who was a director and Chief Financial Officer of the Company, owns a majority of the shares of Shelbourne. The Company also entered into a lease with Thorburn Capital Corp., pursuant to which the Company is renting approximately 15,000 sq. feet of commercial space and a lease with e Supplies (Alberta) Ltd., under which the Company is renting 12,000 sq. ft. Riaz Mamdani, who was a director and Chief Financial Officer of the Company, owns a majority of the shares of Thorburn and is a director and officer of eSupplies.

TRANSACTIONS WITH ICONIX CANADA INC.

         Iconix Canada Inc., is a developer of eLearning network software and has purchased $171,667 worth of products and services from the Company. Mr. Kubbernus is the sole director of Iconix and the Company is a controlling shareholder of Iconix.

TRANSACTIONS WITH EFINANCIAL DEPOT.COM INC.

         eFinancial Depot.Com Inc., is the developer of a financial portal for online investment information and trading. The Company is a major shareholder of eFinancial when it received 2,384,800 common shares in the capital stock of eFinancial in settlement of a $2,146,392 receivable. As at December 31, 2000, the Company has receivables of $917,284 with eFinancial.

LAUNCH OF IT FLORIDA.COM

         The Company supported the launch of IT Florida.com, a government sponsored taskforce with the expenditure of $118,023 for various miscellaneous expenses. Julia Johnson, a director of the Company, is also the chairman of IT Florida.com.

PROVISION OF STATIONERY AND OFFICE SUPPLIES

         Mr. Mamdani was a director of eSupplies until , 2001, a stationery and office supplies company. Until recently, the Company purchased all of its stationery and office supplies from eSupplies at prices paid by non-related parties in arm's-length transactions.

                    PROPOSAL 3: RATIFICATION OF SELECTION OF
                         INDEPENDENT PUBLIC ACCOUNTANTS

         The board of directors of the Company, upon the recommendation of the Audit Committee, has selected the accounting firm of Ernst & Young LLP to serve as independent auditors of the Company for the fiscal year ending December 31, 2001, Ernst & Young LLP has served as the Company's independent auditors since the Company's inception in January 1997 and is considered by management of the Company to be well qualified. The Company has been advised by that firm that neither it nor any member thereof has any financial interest, direct or indirect, in the Company or any of its subsidiaries in any capacity. A representative of Ernst & Young LLP will be present at the Annual Meeting, will be given the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

         Although the Company is not required to submit the ratification of the selection of its independent auditors to a vote of shareholders, the Company's board of directors believes that it is a sound policy to do so. In the event that the majority of the votes cast are against the selection of Ernst & Young LLP, the directors will consider the vote and the reasons therefor in future decisions on the selection of independent auditors.

BOARD RECOMMENDATION

         THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR THE PROPOSAL TO RATIFY THE SELECTION OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS OF THE COMPANY.

                                  OTHER MATTERS

         The Company's board of directors does not know of any other matters which may come before the meeting. However, if any other matters are properly presented to the meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

         All costs of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, the Company's directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, telegraph, facsimile and personal interviews. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and the Company will reimburse them for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials.

DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS FOR THE 2002 ANNUAL MEETING

         Proposals of stockholders intended to be presented at the 2002 Annual Meeting of Stockholders must be received by the Company at its principal office in Calgary, Alberta, Canada not later than December 31, 2001 for inclusion in the proxy statement for that meeting.

                                     By Order of the Board of Directors


                                     VIKKI ROBINSON

                                     Secretary

May -, 2001


         THE BOARD OF DIRECTORS OF THE COMPANY ENCOURAGES STOCKHOLDERS TO ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. A PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION WILL BE APPRECIATED. STOCKHOLDERS WHO ATTEND THIS MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

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